UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2014 (July 17, 2014)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 18, 2014, Triangle Petroleum Corporation’s (the “Company”) wholly-owned subsidiary, Triangle USA Petroleum Corporation (“TUSA”), entered into an indenture (the “Indenture”) among TUSA, the guarantor named therein and Wells Fargo Bank, National Association, as trustee, governing the terms of TUSA’s $450,000,000 aggregate principal amount of 6.75% Senior Notes due 2022 (the “Notes”). The Notes were issued on July 18, 2014.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior unsecured obligations of TUSA and are guaranteed on a senior unsecured basis by a wholly-owned subsidiary of TUSA. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes bear interest at a rate of 6.75% per year, accruing from July 18, 2014. Interest on the Notes is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015. The Notes will mature on July 15, 2022, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

TUSA may redeem some or all of the Notes at any time prior to July 15, 2017 at a price equal to 100.0% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date and a make-whole premium set forth in the Indenture. On or after July 15, 2017, TUSA may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to July 15, 2017, TUSA may redeem up to 35% of the aggregate principal amount of the Notes at a specified redemption price set forth in the Indenture plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings. If TUSA experiences certain change of control events, TUSA must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

The Indenture contains covenants that, among other things, restrict TUSA’s ability and the ability of any guarantor subsidiary to sell certain assets; make certain dividends, distributions, investments and other restricted payments; incur certain additional indebtedness and issue preferred stock; create certain liens; enter into transactions with affiliates; designate subsidiaries as unrestricted subsidiaries, and consolidate, merge or sell substantially all of TUSA’s assets. These covenants are subject to a number of important exceptions and qualifications, including the fall away or revision of certain of these covenants upon the Notes receiving investment grade credit ratings.

TUSA intends to use the net proceeds from the Notes offering to pay down its second lien credit facility, to reimburse the Company for capital contributions to TUSA in connection with closing the acquisitions of Williston Basin properties previously announced on May 14, 2014, to repay outstanding debt under TUSA’s senior credit facility, and for other general corporate purposes.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

As previously reported, TUSA entered into a Second Lien Credit Agreement, dated June 27, 2014 (the “Credit Agreement”), among TUSA, as borrower, Wells Fargo Energy Capital, Inc., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders named therein (the “Lenders”). The Credit Agreement provided for a $60.0 million second priority secured credit facility funded at signing.  The description of the Credit Agreement set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 2, 2014 is incorporated in this Item 1.02 by reference.

On July 18, 2014, TUSA terminated the Credit Facility and repaid all amounts owing thereunder.  Pursuant to the payoff letter delivered from the Administrative Agent to TUSA, all obligations amongst the parties arising under the Credit Facility and any associated security or ancillary documents terminated subject to certain indemnification provisions that survive indefinitely.  The Administrative Agent further agreed to release the Lenders’ security interests in the collateral that had previously secured the Credit Facility. In connection with the repayment, TUSA did not incur any prepayment or repayment fee other than customary LIBOR breakage costs.

Item 2.03              Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on July 17, 2014 (the “2014 Annual Meeting”) at its corporate offices located at 1200 17th Street, Suite 2600, Denver, Colorado 80202. At the close of business on May 19, 2014, the record date for the 2014 Annual Meeting, there were 86,135,392 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Company. At the 2014 Annual Meeting, 77,378,459 of the 86,135,392 outstanding shares of common stock entitled to vote, or approximately 89.83%, were represented by proxy or in person, and, therefore, a quorum was present.  The proposals voted on at the 2014 Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the 2014 Annual Meeting, as filed with the SEC on May 30, 2014.

The voting results on the proposals presented for stockholder approval at the 2014 Annual Meeting were as follows:

Proposal 1

The Company’s stockholders elected six individuals to the Board of Directors to hold office until the Company’s 2015 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, as set forth below:

Name	FOR	WITHHELD	BROKER NON- VOTES
Peter Hill	60,531,241	2,599,300	14,247,918
Jonathan Samuels	62,403,112	727,429	14,247,918
F. Gardner Parker	50,107,890	13,022,651	14,247,918
Gus Halas	49,042,388	14,088,153	14,247,918
Randal Matkaluk	49,037,575	14,092,966	14,247,918
Roy A. Aneed	55,206,330	7,924,211	14,247,918

Proposal 2

The Company’s stockholders ratified and approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015, as set forth below:

FOR	AGAINST	ABSTAIN
77,002,393	312,615	63,451

Proposal 3

The Company’s stockholders approved the Triangle Petroleum Corporation 2014 Equity Incentive Plan, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
53,089,435	9,768,164	272,941	14,247,919

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1

Indenture, dated July 18, 2014, among Triangle USA Petroleum Corporation, the guarantor named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.75% Senior Notes due 2022

Exhibit 10.2	Form of 6.75% Senior Notes due 2022 (included in Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2014	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

Exhibit 10.1*

Indenture, dated July 18, 2014, among Triangle USA Petroleum Corporation, the guarantor named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.75% Senior Notes due 2022

Exhibit 10.2*	Form of 6.75% Senior Notes due 2022 (included in Exhibit 10.1)

* Filed herewith.